SUBORDINATED TERM LOAN NOTE

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY. THIS OBLIGATION IS SUBORDINATED IN THE RIGHT OF PAYMENT TO ALL SENIOR INDEBTEDNESS OF MAKER.

$4,000,000                                                                                    Date: December 22, 2009

FOR VALUE RECEIVED, EMBASSY BANCORP, INC., a Pennsylvania corporation (“Maker”), promises to pay to the order of UNIVEST NATIONAL BANK AND TRUST CO. (“Payee”), at Payee’s principal office in Souderton, Pennsylvania, in lawful money of the United States of America, the principal amount of Four Million Dollars ($4,000,000), or so much thereof as may be advanced to the Maker pursuant to the terms hereof and pursuant to the terms of that certain Loan Agreement of even date herewith by and between Maker and Payee (the “Loan Agreement”), together with interest on the part of the principal amount from time to time remaining outstanding and unpaid from the date of this Subordinated Term Loan Note (the “Note”) at the rate of Eight and one-half percent (8.50%) per annum.

The entire unpaid principal of this note and any accrued interest then unpaid shall be due and payable on or before December 1,  2016.  The interest on this Note shall be due and payable monthly as it accrues on the first day of each month until this Note is paid in full, commencing on January 1, 2010.  The Maker shall have the right and privilege upon at least three (3) Business Days written notice to the Payee of prepaying all or any part of this Note at any time without penalty, and all payments on this Note shall be applied first to accrued interest and the balance, if any, to principal.  Notwithstanding eligible payments under Section 2.04 of the Loan Agreement, any prepayment from the proceeds from a public stock offering and/or a sale of the majority of the stock or assets of the Borrower shall not be considered an eligible payment under Secion 2.04.  In the event of an ineligible payment, there shall be a prepayment penalty of $50,000.00

The highest rate of interest provided for in this Note shall continue to apply to the debt evidenced by this Note notwithstanding the entry of judgment on this Note. Calculations by Payee of principal and interest due shall be conclusive absent manifest error. Interest shall be calculated on the basis of the actual number of days in the then current calendar year divided by 360. Both principal and interest are payable in lawful money of the United States of America without set-off or counterclaim.

As additional consideration, Maker agrees to pay the following additional nonrefundable fees and charges from separate funds:

Legal Fees.  Maker agrees to reimburse the Payee for all reasonable legal fees incurred in the origination of the Note.

          Unused Commitment Fee:  Maker agrees to pay the Payee a thiry five basis point (.0035%) unused commitment fee calculated on the daily average unused portion of the Subordinated Note and payable on quarterly basis.

This Note is referred to in, and is entitled to the benefits of, the Loan Agreement, as the same may be amended, modified or supplemented from time to time. Capitalized terms used in this Note and not otherwise defined shall have the respective meanings given to them in the Loan Agreement. The terms of the Loan Agreement, including, without limitation, those relating to events of default, are incorporated herein by reference.

In the event any payment due hereunder shall become overdue for a period in excess of fifteen (15) days after its due date, to cover the extra expense involved in handling delinquent payments, Maker shall pay to Payee, upon written demand therefor, a “late charge” equal to five percent (5%) of any overdue payment.

The occurrence or existence of an Event of Default under the Loan Agreement shall constitute an Event of Default under this Note. Should an Event of Default occur, then the entire unpaid principal balance of this Note, together with all accrued interest and all other sums due by Maker hereunder shall become due and payable immediately, and payment of the same may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Payee in this Note or any other Loan Document, and in such case Payee may also recover all costs of suit and other expenses in connection therewith.

The remedies of Payee as provided in this Note and in any other Loan Document shall be cumulative and concurrent and may be pursued singly, successively or together against Maker at the sole discretion of Payee, and such remedies shall not be exhausted by any exercise thereof but may be exercised as often as occasion therefor shall occur. Payee shall not by any act of omission or commission be deemed to have waived any of its rights or remedies hereunder unless such waiver be in writing and signed by Payee, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of Payee in order to effect the provisions of this Note. As used herein, the words “Payee” and “Maker” shall be deemed and construed to include the respective successors and assigns of Payee and Maker. This Note shall be construed according to and governed by the internal laws of the Commonwealth of Pennsylvania.

The indebtedness of Maker evidenced by this Note, including the principal and premium, if any, and interest, shall be subordinate and junior in right of payment to all indebtedness, liabilities and obligations of Maker, including, but not limited to, its obligations to its creditors and depositors and the depositors of Embassy Bank for the Lehigh Valley, and also including its obligations to the Federal Reserve Bank, Federal Deposit Insurance Corporation (the “FDIC”), and any rights acquired by the FDIC as a result of loans made by the FDIC to Maker or the purchase or guarantee of any of its assets by the FDIC pursuant to the provisions of 12 U.S.C. § 1823(c), (d) or (e), whether now outstanding or hereafter incurred. In the event of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding-up relating to Maker, whether voluntary or involuntary, all such obligations shall be entitled to be paid in full before any payment shall be made on account of the principal of, or premium, if any, or interest, on this Note. In the event of any such proceedings, after payment in full of all sums owing on such prior obligations, the holder of this Note, together with any obligations of Maker ranking on a parity with this Note, shall be entitled to be paid from the remaining assets of Maker the unpaid principal thereof and any unpaid premium, if any, and interest before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of Maker ranking junior to this Note. Nothing herein shall impair the obligation of Maker, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note according to its terms.

Notwithstanding any other provisions of this Note, including specifically those set forth in the paragraphs relating to subordination, events of default and covenants of Maker, it is expressly understood and agreed that the Federal Reserve Board or any receiver or conservator of Maker appointed by the Federal Reserve Board shall have the right in the performance of its legal duties, and as part of a liquidation designed to protect or further the continued existence of Maker or the rights of any parties or agencies with an interest in, or claim against, Maker or its assets, to transfer or direct the transfer of the obligations of this Note to any bank or bank holding company selected by such official which shall expressly assume the obligation of the due and punctual payment of the unpaid principal, and interest and premium, if any, on this Note and the due and punctual performance of all covenants and conditions; and the completion of such transfer and assumption shall serve to supersede and void any default, acceleration or subordination which may have occurred, or which may occur due or related to such transaction, plan, transfer or assumption, pursuant to the provisions of this Note, and shall serve to return the holder to the same position, other than for substitution of the obligor, it would have occupied had no default, acceleration or subordination occurred; except that any interest and principal previously due, other than by reason of acceleration, and not paid shall, in the absence of a contrary agreement by the holder of this Note, be deemed to be immediately due and payable as of the date of such transfer and assumption, together with the interest from its original due date at the rate provided for herein.

IN WITNESS WHEREOF, Maker, intending to be legally bound, has duly executed this Note as of the date first above written.

WITNESS: By: /s/ Judith A. Hunsicker Name: Judith A. Hunsicker Title: SEVP, COO	EMBASSY BANCORP, INC.: By: /s/ David M. Lobach Name: David M. Lobach Title: Chairman, CEO